EXHIBIT 23.1






CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors
Celgene Corporation:

We consent to the use of our report, which report is based in part on a report of other auditors, incorporated herein by reference and to the reference to our firm under the heading "EXPERTS" in the Reoffer Prospectus.


                                     /s/ KPMG LLP



Short Hills, New Jersey
March 16, 2001


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